Exhibit 5

[Letterhead of Day Pitney LLP]

March 20, 2008

MBIA Inc.

113 King Street

Armonk, NY 10504

Re:	MBIA Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, relating to up to 3,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), which may be issued pursuant to the Restricted Stock Award Agreement, dated as of February 18, 2008, by and between the Company and Joseph W. Brown (the “Agreement”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Agreement and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinions expressed herein are limited to the laws of the State of Connecticut.

Based on the foregoing, we are of the opinion that the 3,000,000 shares of Common Stock that are reserved for issuance pursuant to the Agreement have been duly authorized and, subject to obtaining shareholder approval as provided in the Agreement, when issued in accordance with the terms of the Agreement will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP
Day Pitney LLP